UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: September 4, 2008 (Date of earliest event reported)

Prospect Capital Corporation (Exact name of registrant as specified in its charter)

MD (State or other jurisdiction of incorporation)	333-114552 (Commission File Number)	43-2048643 (IRS Employer Identification Number)

10 East 40th Street, 44th Floor, New York, New York 10016 (Address of principal executive offices)		10016 (Zip Code)

212 448-0702 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On September 4, 2008, the Board of Directors (the “Board”) of Prospect Capital Corporation (the “Company”) appointed Eugene Stark as a member of its Board to fill a newly created Board seat. Mr. Stark will serve as a Class III member of the Board and will serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Stark has served as Principal Financial Officer, Chief Compliance Officer and Vice President - Administration of General American Investors Company, Inc. from May 2005 to present. Prior to his role with General American Investors Company, Inc., Mr. Stark served as the Chief Financial Officer of Prospect Capital Corporation from January 2005 to April 2005. From May 1987 to December 2004 Mr. Stark served as Senior Vice President (division level) and Vice President (corporate level) with Prudential Financial, Inc. in various financial management positions. Mr. Stark serves as a member of the Board of Directors of Prospect Capital Funding LLC, a wholly-owned subsidiary of the Company, and sits on the Board of Trustees and is a Member of the Finance Committee of Mount Saint Mary Academy.

Mr. Stark has not been compensated by the Company for his service on the Board of Directors of Prospect Capital Funding LLC. For his services as a member of the Board of the Company, Mr. Stark is entitled to receive the same compensation as the other independent directors of the Board.

There are no understandings or arrangements between Mr. Stark or any other person and the Company or any of its subsidiaries pursuant to which Mr. Stark was selected to serve as a member of the Company’s Board of Directors. There are no family relationships between Mr. Stark and any director or executive officer and there are no transactions between Mr. Stark or any of his immediate family members and the Company or any of its subsidiaries.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of September 4, 2008, the Board of the Company approved amendments to Section 4 of Article III and included a new Section 16 of Article III of the Company’s Amended and Restated Bylaws (the “Bylaws”). Set forth below is a description of the specific amendments to the Bylaws.

Section 4 of Article III of the Bylaws, which addresses special meetings of the Board, has been amended to provide a special meeting of the Board may be called by or at the request of a majority of the independent directors of the Board.

The Bylaws have been amended to include a new Section 16 of Article III, which addresses agenda items of regular or special meeting of the Board, providing that items shall be added to the agenda of any regular or special meeting of the Board at the request of the majority of the independent directors.

The Company’s Amended and Restated Bylaws reflecting the amendments described above are attached hereto as Exhibit 3.2

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

3.2	Amended and Restated Bylaws of Prospect Capital Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2008	PROSPECT CAPITAL CORPORATION

	By:	/s/ John F. Barry III
John F. Barry III
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Prospect Capital Corporation